                                                                     EXHIBIT 1.2

                             EAGLE BANCGROUP, INC.
                       [MINIMUM] TO [SUPERMAXIMUM] SHARES

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                                $10.00 PER SHARE

                             SALES AGENCY AGREEMENT
                             ----------------------


Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina  27609

Dear Sirs:

     Eagle BancGroup, Inc., a Delaware corporation (the "Holding Company"), and First Federal Savings and Loan Association of Bloomington, a federally chartered and insured mutual savings association (the "Association"), hereby confirm, as of _________, 1996, their respective agreements with Trident Securities, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

     1. Introductory. The Association intends to convert from a federally chartered mutual savings association to a federally chartered stock savings association as a wholly owned subsidiary of the Holding Company (together with the Offerings, as defined below, the issuance of shares of common stock of the Association to the Holding Company and the incorporation of the Holding Company, the "Conversion") pursuant to a plan of conversion unanimously adopted and amended by the Association's Board of Directors (as amended, the "Plan"). In accordance with the Plan, the Holding Company is offering shares of its common stock, par value $.01 per share (the "Shares" and the "Common Stock," respectively), pursuant to nontransferable subscription rights in a subscription offering (the "Subscription Offering") to certain members of the Association and to the Association's tax-qualified employee benefit plans (i.e., the Association's Employee Stock Ownership Plan (the "ESOP")). In allocating Shares to satisfy subscriptions of eligible subscribers in the Subscription Offering, preference will be given within each subscription category to subscribers who reside in the Illinois counties of McLean and DeWitt ("Preferred Eligible Subscribers"). Any Shares not sold in the Subscription Offering may be offered in a community offering (the "Community Offering"), to natural persons who reside in Illinois and other persons to whom the Prospectus is delivered for the purpose of offering the Shares ("Other Purchasers"), giving preference to natural persons residing in the Illinois county of McLean ("Preferred Other Purchasers"), subject to the right of the Holding Company and the Association, in their absolute discretion, to reject orders in the Community Offering in whole or in part. Shares not sold in the Subscription Offering or otherwise in the Community Offering may be offered to certain members of the general public as part of the Community Offering by a group of broker-dealers (the "Syndicated Community Offering") (the Subscription Offering and,
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if any, the Community Offering, including the Syndicated Community Offering, are sometimes referred to collectively as the "Offerings"). In the Offerings, the Holding Company is offering between [MINIMUM] and [SUPERMAXIMUM] Shares. With the exception of the ESOP, no person or entity, together with associates of, or persons acting in concert with, such person or entity, may purchase Shares with an aggregate purchase price of more than $200,000 in the Offerings.

     The Holding Company and the Association have been advised by Trident that it will utilize its best efforts in assisting the Holding Company and the Association with the sale of the Shares in the Offerings, including any Syndicated Community Offering. Prior to the execution of this Agreement, the Holding Company has delivered to Trident the Prospectus dated as of the date hereof (as hereinafter defined) and all supplements thereto expected to be used in the Offerings. Such Prospectus contains information with respect to the Holding Company, the Association and the Shares.

     2.   Representations and Warranties.

     The Holding Company and the Association jointly and severally represent and warrant to Trident that:

          (i) The Holding Company has filed with the Commission a registration statement, including exhibits and an amendment or amendments thereto, on Form S-1 (No. 333-2474), including a Prospectus relating to the Offerings, for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"); and such registration statement has become effective under the Securities Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the Holding Company's best knowledge, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if the prospectus filed by the Holding Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Securities Act (together with the enforceable published policies and actions of the Commission thereunder, the "SEC Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with or mailed for filing to the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. If any Shares are required to be sold but
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     remain unsubscribed following completion of the Subscription Offering and, if any, the Community Offering, the Holding Company (i) will promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription Offering and, if any, the Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription Offering and, if any, the Community Offering and pricing information pursuant to Rule 424(c) of the SEC Regulations, in either case in a form reasonably acceptable to Trident.

          (ii) The Association has filed an Application for Approval of Conversion on Form AC, including exhibits (as amended or supplemented, the "Form AC" and together with the Form H-(e)1-S referred to below, the "Conversion Application") with the Office of Thrift Supervision (the "Office") under the Home Owners' Loan Act, as amended (the "HOLA") and the enforceable rules and regulations, including published policies and actions, of the Office thereunder (the "OTS Regulations"), which has been conditionally approved by the Office; and the Prospectus and the proxy statement for the solicitation of proxies from members for the special meeting to approve the Plan (the "Proxy Statement") included as part of the Form AC have been approved for use by the Office. No order has been issued by the Office preventing or suspending the use of the Prospectus or the Proxy Statement; and no action by or before the Office revoking such approvals is pending or, to the Association's best knowledge, threatened. The Holding Company has filed with the Office the Holding Company's application on Form H-e(1)-S and has received conditional approval of its acquisition of the Association from the Office.

          (iii) At the date of the Prospectus and at all times subsequent thereto through and including the Closing Date (i) the Registration Statement and the Prospectus (as amended or supplemented, if amended or supplemented) complied with the Securities Act and the SEC Regulations,
     (ii) the Registration Statement (as amended or supplemented, if amended or supplemented) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus (as amended or supplemented, if amended or supplemented) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Holding Company or the Association relating to Trident by or on behalf of Trident expressly for use in the Registration Statement or Prospectus.
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          (iv) Each of the Holding Company and the Association's sole subsidiary, FFS Investment Services, Inc. (the "Subsidiary"), has been duly organized as a Delaware or Illinois corporation, respectively, and the Association has been duly organized as a mutual savings association under the laws of the United States, and each of them is validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own its property and conduct its business; the Association is a member in good standing of the Federal Home Loan Bank of Chicago; and the deposit accounts of the Association are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable legal limits. Each of the Holding Company, the Association and the Subsidiary is not required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification would have a material adverse effect on the financial condition, results of operations or business of the Holding Company, the Association and the Subsidiary, taken as a whole. The Association does not own equity securities of or an equity interest in any business enterprise other than the Subsidiary. Upon amendment of the Association's charter and bylaws as provided in the rules and regulations of the Office and completion of the sale by the Holding Company of the Shares as contemplated by the Prospectus, (i) the Association will be converted pursuant to the Plan to a federally chartered capital stock savings association with full power and authority to own its property and conduct its business, (ii) all of the authorized and outstanding capital stock of the Association will be owned of record and beneficially by the Holding Company, and (iii) the Holding Company will have no direct subsidiaries other than the Association.

          (v) Each of the Association and the Subsidiary has good, marketable and insurable title to all assets material to its business and to the assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as could not in the aggregate have a material adverse effect upon the financial condition, results of operations or business of the Association and the Subsidiary, taken as a whole; and all of the leases and subleases under which the Association holds properties are in full force and effect.

          (vi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Holding Company and the Association, and this Agreement is a valid and binding obligation with valid execution and delivery of each of the Holding Company and the Association, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in
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     equity or at law, and except to the extent that the provisions of Sections
     8 and 9 hereof may be unenforceable as against public policy or pursuant to
     Section 23A of the Federal Reserve Act, 12 U.S.C. Section 371c ("Section 23A")).

          (vii) There is no litigation or governmental proceeding pending or, to the best knowledge of the Holding Company or the Association, threatened against or involving the Holding Company, the Association, the Subsidiary or any of their respective assets which individually or in the aggregate could have a material adverse effect on the financial condition, results of operations or business of the Holding Company, the Association and the Subsidiary, taken as a whole.

          (viii) The Holding Company and the Association have received the opinions of Schiff Hardin & Waite with respect to federal and Illinois tax consequences of the Conversion, to the effect that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will not be a taxable transaction for the Association or the Holding Company under the laws of Illinois, and the facts relied upon in such opinions are reliable, accurate and complete.

          (ix) Each of the Holding Company and the Association has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, subject to the limitations set forth herein and subject to the satisfaction of certain conditions imposed by the Office in connection with its approval of the Conversion Application, and except as may be required under the securities laws of various jurisdictions, and in the case of the Holding Company, as of the Closing Date, will have such approvals and orders to issue and sell the Shares to be sold by the Holding Company as provided herein, and in the case of the Association, as of the Closing Date, will have such approvals and orders to issue and sell the Shares of its Common Stock to be sold to the Holding Company as provided in the Plan, subject to the issuance to the Association of an amended charter in the form required for federally chartered stock savings associations (the "Stock Charter"), the form of which Stock Charter has been approved by the Office.

          (x) Neither the Holding Company, the Association nor the Subsidiary is in violation of any rule or regulation of the Office or the FDIC that could result in any enforcement action against the Holding Company, the Association, the Subsidiary or their officers or directors that could have a material adverse effect on the financial condition, results of operations or business of the Holding Company, the Association and the Subsidiary, taken as a whole.


          (xi) The consolidated financial statements and any related notes or schedules which are included in the Registration Statement and the Prospectus fairly present the
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     consolidated financial condition, income, retained earnings and cash flows of the Association and the Subsidiary at the respective dates thereof and for the respective periods covered thereby and comply with the applicable accounting requirements of the SEC and OTS Regulations. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and such financial statements are consistent with the financial statements and other reports filed by the Association with supervisory and regulatory authorities except as such generally accepted accounting principles may otherwise require. The tables in the Prospectus accurately present in all material respects the information purported to be shown thereby at the respective dates thereof and for the respective periods therein.

          (xii) There has been no material change in the financial condition, results of operations or business of the Holding Company, the Association and the Subsidiary, taken as a whole, since the latest date as of which such information is set forth in the Prospectus; and the assets, liabilities, equity and business of each of the Holding Company, the Association and the Subsidiary conform to the descriptions thereof contained in the Prospectus. None of the Holding Company, the Association or the Subsidiary has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

          (xiii) There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Holding Company, the Association or the Subsidiary pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Holding Company, the Association or the Subsidiary is a party or by which any of them or any of their respective assets may be bound or subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation could have a material adverse effect on the financial condition, results of operations or business of the Holding Company, the Association and the Subsidiary taken as a whole; all agreements which are material to the financial condition, results of operations or business of the Holding Company, the Association and the Subsidiary taken as a whole are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Holding Company and the Association, threatened any action or proceeding wherein the Holding Company, the Association or the Subsidiary could be alleged to be in default thereunder.

          (xiv) None of the Holding Company, the Association or the Subsidiary is in violation of its respective certificate or articles of incorporation or charter or bylaws. The execution and delivery hereof and the consummation of the transactions contemplated
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     hereby by the Holding Company and the Association do not conflict with or result in a breach of the certificate or articles of incorporation or charter or bylaws of the Holding Company, the Association (in either mutual or stock form) or the Subsidiary or constitute a breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the assets of the Holding Company, the Association or the Subsidiary pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Holding Company, the Association or the Subsidiary is a party or by which any of them or any of their respective assets may be bound or subject or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Office in connection with its approval of the Conversion Application), which breach, default, encumbrance or violation could have a material adverse effect on the financial condition, results of operations or business of the Holding Company, the Association and the Subsidiary taken as a whole.

          (xv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Date (as hereinafter defined), none of the Holding Company, the Association or the Subsidiary has issued any common stock or common stock equivalents which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the business of the Holding Company, the Association and the Subsidiary, taken as a whole.

          (xvi) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Holding Company shall be as set forth in the Prospectus under the caption "Capitalization," and no Common Stock of the Holding Company shall be outstanding immediately prior to the Closing Date; the issuance and the sale of the Shares of the Holding Company have been duly authorized by all necessary action of the Holding Company and conditionally approved by the Office and, when issued in accordance with the terms of the Plan and paid for, shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights; and good title to the Shares will be transferred by the Holding Company upon issuance thereof against payment therefor, free and clear of any claims, encumbrances, security interests or liens. The certificates representing the Shares will conform in all material respects with the requirements of applicable laws and regulations. The issuance and sale of the capital
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     stock of the Association to the Holding Company has been duly authorized by all necessary action of the Association and the Holding Company and appropriate regulatory authorities (subject to the satisfaction of various conditions imposed by the Office in connection with its approval of the Conversion Application), and such capital stock, when issued in accordance with the terms of the Plan, will be fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.

          (xvii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares (subject to the satisfaction of various conditions imposed by the Office in connection with its approval of the Conversion Application), except as may be required under securities laws other than the federal securities laws.

          (xviii) All contracts and other documents required to be filed as exhibits to the Registration Statement or the Conversion Application have been filed with the Commission and/or the Office, as applicable.

          (xix) To the best knowledge of the Holding Company and the Association, Ernst & Young LLP, which has audited the financial statements of the Association as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993 included in the Prospectus, is an independent public accounting firm within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations, Section 571.2(c)(3).

          (xx) The Holding Company, the Association and the Subsidiary have timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities, and the Holding Company, the Association and the Subsidiary have paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, could not have a material adverse effect on the financial condition, results of operations or business of the Holding Company, the Association and the Subsidiary taken as a whole.

          (xxi) All of the loans represented as assets of the Association on the most recent financial statements of the Association included in the Prospectus meet all applicable requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226 and
     Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, could not have a material adverse effect on the financial
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     condition, results of operations or business of the Holding Company, the
     Association and the Subsidiary taken as a whole.

          (xxii) The records of account holders, depositors, borrowers and other members of the Association delivered for use during the Conversion have been prepared or reviewed by or on behalf of the Association and are reliable, accurate and complete.

          (xxiii) None of the Holding Company, the Association, the Subsidiary or the employees or agents of the Holding Company, the Association or the Subsidiary, has made any payment of funds of the Holding Company, the Association or the Subsidiary prohibited by law, and no funds of the Holding Company, the Association or the Subsidiary have been set aside to be used for any payment prohibited by law.

          (xxiv) To the best knowledge of the Holding Company and the Association, the Holding Company, the Association and the Subsidiary are in compliance with all laws, rules and regulations relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants, and neither the Holding Company nor the Association believes that the Holding Company, the Association or the Subsidiary is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which in the aggregate could not have a material adverse effect on the financial condition, results of operations or business of the Holding Company, the Association and the Subsidiary, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Holding Company or the Association, threatened against the Holding Company, the Association or the Subsidiary relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants. To the best knowledge of the Holding Company and the Association, no disposal, release, discharge or storage of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Holding Company, the Association or the Subsidiary or has occurred on, in or at any of the facilities or properties of the Holding Company, the Association or the Subsidiary, except such disposal, release, discharge or storage which could not have a material adverse effect on the financial condition, results of operations or business of the Holding Company, the Association and the Subsidiary, taken as a whole.

          (xxv) At the Closing Date, the Holding Company and the Association will have completed all conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, the OTS Regulations and all other applicable laws, regulations, published decisions and orders, including all terms,
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     conditions, requirements and provisions precedent to the Conversion imposed by the Office.

     3. Employment of Trident; Sale and Delivery of the Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Holding Company and the Association hereby employ Trident as their agent to utilize its best efforts in assisting the Holding Company with the Holding Company's sale of the Shares in the Subscription Offering and, if any, the Community Offering, and Trident agrees to perform the services described in the engagement letter dated December 27, 1995 and agreed to and accepted by the Association on January 2, 1996 (a copy of which is attached hereto as Exhibit A). The employment of Trident hereunder shall terminate (a) forty-five (45) days after the Offerings close, unless the Holding Company and the Association, with the approval of the Office, are permitted to extend such period of time, or (b) upon consummation of the Conversion, whichever date shall first occur.

     In the event the Holding Company is unable to sell a minimum of [MINIMUM] Shares (or such lesser amount as the Office may permit) within the period herein provided, this Agreement shall terminate, and the Holding Company and the Association shall promptly refund to any persons who have subscribed for any of the Shares, the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8(a), 8(c) and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Association until all Shares are sold and paid for were made prior to the commencement of the Offerings, with provision for prompt refund to the purchasers as set forth above or for delivery to the Holding Company if all Shares are sold.

     If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Holding Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares on the Closing Date against payment to the Holding Company by any means authorized pursuant to the Prospectus, at the principal office of the Holding Company at 301 Fairway Drive, Bloomington, Illinois 61701 or at such other place as shall be agreed upon between the parties hereto. The date upon which Trident is paid the compensation due hereunder is herein called the "Closing Date."

     In addition to the expenses specified below and in Section 6, Trident shall receive the following compensation and reimbursement in connection with its services hereunder:

          (a) Trident shall receive (i) a commission equal to 1.75% of the aggregate dollar amount of Shares sold to Preferred Eligible Subscribers and Preferred Other
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     Purchasers, and a commission equal to 1.50% of the aggregate dollar amount of other Shares sold in the Offerings, excluding any shares sold to directors, officers, employees, "associates" (as defined in the Plan) and employee benefit plans of the Holding Company or the Association, and excluding any shares sold in any Syndicated Community Offering under selected dealers' agreements and, (ii) for any shares sold in any Syndicated Community Offering under selected dealers' agreements, a commission to be agreed upon jointly by Trident and the Association, to reflect market requirements at the time of a stock allocation in a Syndicated Community Offering, under selected dealers' agreements. All such commissions are to be payable in next-day funds to Trident on the Closing Date.

          (b) Subject to the limitations set forth below, Trident shall be reimbursed for all allocable expenses incurred by or on behalf of it, including but not limited to legal fees and expenses and travel, communications and postage expenses, whether or not the Offerings are successfully completed. Trident's reimbursable out-of-pocket expenses will not exceed $12,500, and its reimbursable legal fees will not exceed $32,500 (excluding out-of-pocket expenses), without approval. Full payment to defray Trident's reimbursable expenses shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Holding Company of a written request from Trident for reimbursement of its expenses. Trident acknowledges receipt of $10,000 advance payment from the Association which shall be credited against the total reimbursement due Trident hereunder.

          (c) Notwithstanding the foregoing allowances for reimbursement of Trident for allocable expenses, in the event that a resolicitation or other event causes the Offerings to be extended beyond their original expiration date, Trident shall be further reimbursed for its allocable expenses incurred during such extended period, provided that the foregoing allowances for allocable expenses have been exhausted and subject to the following limits. Such reimbursements shall be limited to an amount equal to the product obtained by dividing the applicable reimbursable expense allowance by the total number of days of the unextended Subscription Offering (calculated from the date of the Prospectus to the intended close of the Subscription Offering as stated in the Prospectus) and multiplying such product by the number of days of the extension (for example, that number of days from the date of the supplemental prospectus used in the extended offering to the closing of the extension of the offering(s) described in such supplemental prospectus).

     The Holding Company shall also pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares. The Holding Company and the Association shall also pay all expenses of the Conversion incurred by them or on their prior approval including but not limited to their attorneys' fees, NASD filing fees, and attorneys' fees relating to any required state securities laws research and filings, telephone charges, air freight, rental equipment, supplies,

Trident Securities, Inc.
Sales Agency Agreement
Page 12


transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Conversion.

     4. Offering. Subject to the provisions of Section 7 hereof, Trident is assisting the Holding Company on a best efforts basis in offering a minimum of [MINIMUM] and a maximum of [SUPERMAXIMUM] Shares (except as the Office may permit to be decreased or increased) in the Offerings. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

     5. Further Agreements. The Holding Company and the Association jointly and severally covenant and agree that:

          (a) The Holding Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Holding Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares in accordance with this Agreement.

          (b) The Holding Company will notify Trident promptly upon discovery, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement at any time, the Holding Company will make every reasonable effort to obtain the lifting of such order at the earliest possible time.

          (c) During the time when a prospectus is required to be delivered under the Securities Act, the Holding Company will comply so far as it is able with all requirements imposed upon it by the Securities Act, as now in effect and hereafter amended, and by the SEC Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Holding Company and the Association, taken as a whole, shall occur as a result of which it is necessary, in the opinion of counsel for Trident, with the concurrence of counsel to the Holding Company, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Holding Company forthwith shall prepare and furnish to Trident a reasonable number of copies of an

Trident Securities, Inc.
Sales Agency Agreement
Page 13


     amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Holding Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which Trident has not first been furnished a copy or to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection the Holding Company and the Association shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

          (d) The Holding Company and the Association have taken or will take all reasonably necessary action as may be required to qualify or register the Shares for offer and sale by the Holding Company under the securities laws of such jurisdictions as Trident and either the Holding Company or its counsel may agree upon; provided, however, that the Holding Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Holding Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

          (e) Appropriate entries will be made and maintained in the financial records of the Association sufficient to establish a liquidation account for the benefit of eligible account holders and supplemental eligible account holders in accordance with the requirements of the Office.

          (f) The Holding Company will file a registration statement for the Common Stock under Section 12(g) of the Exchange Act prior to completion of the stock offering pursuant to the Plan and shall request that such registration statement be effective upon completion of the Conversion. The Holding Company shall maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be required by applicable law.

          (g) The Holding Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations promulgated under the Securities Act) covering a twelve-month period beginning not later than the first day of the Holding Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

Trident Securities, Inc.
Sales Agency Agreement
Page 14


          (h) For a period of three (3) years from the date of this Agreement (unless the Common Stock shall have been deregistered under the Exchange
     Act), the Holding Company will furnish to Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Holding Company will furnish to Trident, (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Holding Company filed with the Commission under the Exchange Act or mailed to shareholders and, (ii) from time to time, such other public information concerning the Holding Company as Trident may reasonably request.

          (i) The Holding Company shall use the net proceeds from the sale of the Shares consistently with the manner set forth in the Prospectus.

          (j) The Holding Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived by Trident.

          (k) The Holding Company shall advise Trident, if necessary, as to the allocation of deposits, in the case of eligible account holders and supplemental eligible account holders, and votes, in the case of other members, and of the Shares in the event of an oversubscription and shall provide to Trident final instructions as to the allocation of the Shares ("Allocation Instructions") in such event, and such information shall be reliable, accurate and complete. Trident shall be entitled to rely on such instructions and shall have no liability in respect of its reliance thereon, including without limitation, no liability for or related to any denial or grant of a subscription in whole or in part.

          (l) The Holding Company and the Association will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

     6. Payment of Expenses. Whether or not the Conversion is consummated, the Holding Company and the Association shall pay or reimburse Trident for (a) all filing fees paid or incurred by Trident in connection with all filings with the NASD with respect to the Offerings and, (b) in addition, if the Holding Company is unable to sell a minimum of [MINIMUM] Shares or such lesser amount as the Office may permit or the Conversion is otherwise terminated, the Holding Company and the Association shall reimburse Trident for all allocable expenses incurred by Trident relating to the offering of the Shares as provided in Section 3 hereof.

     7. Conditions of Trident's Obligations. Except as may be waived by Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof from the date hereof through the Closing Date, to

Trident Securities, Inc.
Sales Agency Agreement
Page 15


the performance by the Holding Company and the Association of their obligations hereunder and to the following conditions:

          (a) At the Closing Date, Trident shall receive the favorable opinions of Schiff Hardin & Waite, special counsel for the Holding Company and the Association, and Dunn, Hundman, Stanczak & Willard, general counsel to the Association and the Subsidiary, dated the Closing Date, addressed to Trident, as set forth in Exhibits B and C, respectively.

          (b) At the Closing Date, Trident shall receive the letter of Schiff Hardin & Waite, special counsel for the Holding Company and the Association, dated the Closing Date, addressed to Trident, as set forth in Exhibit D.

          (c) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Trident, and for the purpose of evidencing the reliability, accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Holding Company and the Association regarding the authorization of this Agreement and the transactions contemplated hereby.

          (d) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material change in the financial condition, results of operations or business of the Holding Company, the Association and the Subsidiary, taken as a whole, since the latest date as of which such information is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no transaction entered into by the Holding Company, the Association or the Subsidiary after December 31, 1995 other than transactions in the ordinary course of business or transactions which are not material to the financial condition, results of operations or business of the Holding Company, the Association and the Subsidiary taken as a whole; (iii) none of the Holding Company, the Association or the Subsidiary shall have received from the Office or Commission any direction (oral or written) to make any change in the method of conducting their respective businesses which is material to the financial condition, results of operations or business of the Holding Company, the Association and the Subsidiary, taken as a whole; (iv) no action, suit or other proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Holding Company, the Association or the Subsidiary or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the financial condition, results of operations or business of the Holding Company, the Association and the Subsidiary, taken as a whole; and
     (v) the Shares shall have been qualified or registered for offering and sale by the Holding Company under the

Trident Securities, Inc.
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Page 16


     securities laws of such jurisdictions as Trident and the Holding Company shall have agreed upon.

          (e) At the Closing Date, Trident shall receive a certificate of the principal executive, financial and accounting officer(s) of each of the Holding Company and the Association, dated the Closing Date, to the effect that: (i) they have examined the Prospectus and, as of the date of the Prospectus, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date of the Prospectus, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth; (iii) the conditions set forth in Section 7(d) have been satisfied; (iv) no order has been issued by the Commission or the Office to suspend the Offerings or the effectiveness of the Prospectus, and no action for such purposes has been instituted or, to the best knowledge of such officers, threatened by the Commission or the Office; (v) to the best knowledge of such officers, no person has sought to obtain review of the final actions of the Office approving the Plan; and
     (vi) all of the representations and warranties contained in Section 2 of this Agreement are reliable, accurate and complete, with the same force and effect as though expressly made on the Closing Date.

          (f) At the Closing Date, Trident shall receive, among other documents,
     (i) copies of the letters from the Office authorizing the use of the Prospectus and the Proxy Statement, (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) copies of the letters from the Office evidencing the corporate existence of the Association; (iv) a copy of the letter from the appropriate Delaware authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Holding Company; (v) a copy of the Holding Company's certificate of incorporation certified by the appropriate Delaware governmental authority; and, (vi) if available, a copy of the letter from the Office approving the Association's Stock Charter.

          (g) As soon as available after the Closing Date, Trident shall receive a certified copy of the Association's Stock Charter executed by the appropriate federal governmental authority.

          (h) Concurrently with the execution of this Agreement, Trident shall receive a letter from Ernst & Young LLP, independent certified public accountants, addressed to Trident and the Holding Company, in substance and form satisfactory to counsel for Trident, with respect to the financial statements and certain financial information contained in the Prospectus.

          (i) At the Closing Date, Trident shall receive a letter in form and substance

Trident Securities, Inc.
Sales Agency Agreement
Page 17


     satisfactory to counsel for Trident from Ernst & Young LLP, independent certified public accountants, dated the Closing Date and addressed to Trident and the Holding Company, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) days prior to the Closing Date.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel. Any certificates signed by an officer or director of the Holding Company, the Association or the Subsidiary prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Holding Company, the Association and the Subsidiary to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Holding Company and the Association shall reimburse Trident for its expenses as provided in Section 3(b) hereof.

     8.   Indemnification.

          (a) The Holding Company and the Association jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of or based upon any misrepresentation by the Holding Company or the Association in this Agreement or any breach of warranty by the Holding Company or the Association with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in (i) the Registration Statement or the Prospectus or (ii) any application (including the Form AC and the Form H-(e)1-S) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Holding Company, the Association or the Subsidiary or based upon written information furnished by or on behalf of the Holding Company, the Association or the Subsidiary, whether or not filed in any jurisdiction, to effect the Conversion or qualify the Shares under the securities laws thereof or filed with the Office or Commission, unless (A) such statement or omission was made in reliance upon and in conformity with written information furnished to the Holding Company, the Association

Trident Securities, Inc.
Sales Agency Agreement
Page 18


     or the Subsidiary with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, as the case may be, or (B) such loss, liability, claim, damage or expense is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have principally and directly resulted from negligence of Trident (this clause (B) is not intended to be exclusive of any other remedies of Trident against the Holding Company or the Association). This indemnity shall be in addition to any liability the Holding Company and the Association may have to Trident otherwise.

          (b) The Holding Company shall indemnify and hold Trident harmless for any liability resulting from (i) the Allocation Instructions or (ii) any records of account holders, depositors, borrowers and other members of the Association delivered to Trident by the Association or its agents for use during the Conversion.

          (c) Trident agrees to indemnify and hold harmless the Holding Company, the Association and the Subsidiary, their officers, directors and employees and each person, if any, who controls the Holding Company, the Association and the Subsidiary within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Holding Company and the Association to Trident, but only with respect to (A) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, written information furnished to the Holding Company, the Association or the Subsidiary with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or in any Application; (B) any liability of the Holding Company or the Association which is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have principally and directly resulted from gross negligence or willful misconduct of Trident (this clause (B) is not intended to be exclusive of any other remedies of the Holding Company or the Association against Trident).

          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to

Trident Securities, Inc.
Sales Agency Agreement
Page 19



     assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent. To the extent required by law, this Section 8 is subject to and limited by the provisions of Section 23A.

     9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 above is for any reason held to be unavailable to Trident, the Holding Company and/or the Association other than in accordance with its terms, the Holding Company or the Association and Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Holding Company or the Association and Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Holding Company and the Association on the one hand and Trident on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Holding Company or the Association on the one hand and Trident on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Holding Company and the Association on the one hand and Trident on the other shall be deemed to be in the same proportions as the total net proceeds from the Conversion received by the Holding Company and the Association bear to the total commissions received by Trident under this Agreement. The relative fault of the Holding Company or the Association on the one hand and Trident on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holding Company or the Association or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Trident Securities, Inc.
Sales Agency Agreement
Page 20


     The Holding Company and the Association and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, Trident shall not be required to contribute any amount in excess of the amount by which commissions owed Trident pursuant to this Agreement exceeds the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. To the extent required by law, this Section 8 is subject to and limited by the provisions of Section 23A.

     10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Holding Company and the Association and Trident and the representation and warranties of the Holding Company and the Association and of Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Holding Company or the Association or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Holding Company, the Association and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     11. Termination. Trident may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

          (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Association or the Conversion; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material change in the financial condition, results of operations or business of the Holding Company, the Association or a Subsidiary, or if the Association shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious

Trident Securities, Inc.
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Page 21


     act, whether or not said loss shall have been insured; or if there shall have been a material change in the condition or prospects of the Holding Company, the Association or the Subsidiary.

          (b) If Trident elects to terminate this Agreement as provided in this Section, the Holding Company and the Association shall be notified promptly by Trident by telephone or telegram, confirmed by letter.

          (c) If this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) above, and to fulfill its obligations, if any, pursuant to Sections 3, 6, 8(a) and 9 of this Agreement and upon demand, the Holding Company and the Association shall pay Trident the full amount so owing thereunder.

          (d) The Association may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Holding Company and the Association shall be required to fulfill their obligations pursuant to Sections 3(b), 3(c), 6, 8(a) and 9 of this Agreement.

     12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. R. Lee Burrows, Jr. (with a copy to Housley Kantarian & Bronstein, P.C., 1220 19th Street, N.W., Washington, DC 20036, Attention: K. Scott Fife, Esquire) and if sent to the Holding Company, the Association or the Subsidiary, shall be mailed, delivered or telegraphed and confirmed to Eagle BancGroup, Inc., First Federal Savings and Loan Association of Bloomington, 301 Fairway Drive, Bloomington, Illinois 61701, Attention: Mr. Donald L. Fernandes, President (with a copy to Schiff Hardin & Waite, 7200 Sears Tower, Chicago, Illinois 60606, Attention:
Christopher J. Zinski, Esquire).

     13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, Trident, the Holding Company, the Association and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     14. Construction. Unless governed by preemptive federal law, this Agreement shall be governed by and construed in accordance with the substantive laws of Illinois.

     15. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Trident Securities, Inc.
Sales Agency Agreement
Page 22


     Please acknowledge your agreement to the foregoing by signing below and returning to the Holding Company one copy of this letter.

EAGLE BANCGROUP, INC.                         FIRST FEDERAL SAVINGS AND LOAN
                                               ASSOCIATION OF BLOOMINGTON


By: ___________________________               By: ___________________________
   Donald L. Fernandes                            Donald L. Fernandes
   President                                      President

Date: __________, 1996                        Date: __________, 1996


Agreed to and accepted:

TRIDENT SECURITIES, INC.


By: ___________________________


Date: __________, 1996

                                                                 EXHIBIT A

                   [LETTERHEAD OF TRIDENT SECURITIES, INC.]


                               December 27, 1995



Board of Directors
First Federal Savings and Loan Association of Bloomington
301 Fairway Drive
Bloomington, Illinois 61702


RE:  Conversion Stock Marketing Services

Gentlemen:

This letter sets forth the terms of the proposed engagement between Trident Securities, Inc. ("Trident") and First Federal and Loan Association of Bloomington, Bloomington, Illinois (the "Association") concerning our investment banking services in connection with the conversion of the Association from a mutual to a capital stock form of organization.

Trident is prepared to assist the Association in connection with the offering of its shares of common stock during the subscription offering and community offering as such terms are defined in the Association's Plan of Conversion (the "Plan"). The specific terms of the services contemplated hereunder shall be set forth in a definitive sales agency agreement (the "Agreement") between Trident and the Association to be executed on the date the offering circular/prospectus is declared effective by the appropriate regulatory authorities. The price of the shares during the subscription offering and community offering will be the price established by the Association's Board of Directors, based upon an independent appraisal as approved by the appropriate regulatory authorities, provided such price is mutually acceptable to Trident and the Association.

In connection with the subscription offering and community offering, Trident will act as financial advisor and exercise its best efforts to assist the Association in the sale of its common stock during the subscription offering and community offering. Trident's services to be provided include but are not limited to those services outlined in Attachment I. Additionally, Trident may enter into agreements with other National Association of Securities Dealers, Inc., ("NASD") member firms to act as selected dealers, assisting in the sale of the common stock. Trident and the Association will determine the selected dealers to assist the Association during the community offering. At the appropriate time, Trident in conjunction with its counsel, will conduct an examination of the relevant documents and records of the Association as Trident deems necessary and appropriate. The Association will make all documents, records and other information deemed necessary by Trident or its counsel available to them upon request.

TRIDENT SECURITIES, INC.


Board of Directors
December 27, 1995
Page 2


For its services hereunder, Trident will receive the following compensation and reimbursement from the Association:

     1. A commission equal to 1.75% of the aggregate dollar amount of capital stock sold to Eligible Account Holders who reside in the Association's primary market area (as defined in the Plan) and a commission equal to 1.50% on sales to Eligible Account Holders residing outside of the Association's primary market area. No commissions shall be payable on any shares purchased by officers, directors, employees or their associates or any employee benefit plans.

     2. A commission equal to 1.75% of the aggregate dollar amount of capital stock sold to Supplemental Eligible Account Holders and Other Members who reside in the Association's primary market area and a commission equal to 1.50% of the aggregate dollar amount of capital stock sold to Supplemental Eligible Account Holders and Other Members residing outside of the Association's primary market area.

     3. A commission equal to 1.75% of the aggregate dollar amount of capital stock sold in the Community Offering to residents of the Association's primary market area and a commission equal to 1.50% on sales to persons residing outside of the Association's primary market area.

     4. For stock sold by other NASD member firms under selected dealer's agreements, the commission shall not exceed a fee to be agreed upon jointly by Trident and the Association to reflect market requirements at the time of the stock allocation in a Syndicated Community Offering.

     5. The foregoing fees and commissions are to be payable to Trident at closing as defined in the Agreement to be entered into between the Association and Trident.

     6. Trident shall be reimbursed for allocable expenses incurred by them, including legal fees, whether or not the Agreement is consummated. Trident's out-of-pocket expenses will not exceed $12,500 and its legal fees will not exceed $32,500. The Association will forward to Trident a check in the amount of $10,000 as an advance payment to defray the allocable expenses of Trident.

It further is understood that the Association will pay all other expenses of the conversion including but not limited to its attorneys' fees, NASD filing fees, and filing and registration fees and fees of either Trident's attorneys or the attorneys relating to any required state securities law filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the foregoing.

TRIDENT SECURITIES, INC.

Board of Directors
December 27, 1995
Page 3

For purposes of Trident's obligation to file certain documents and to make certain representations to the NASD in connection with the conversion, the Association warrants that: (a) the Association has not privately placed any securities within the last 18 months; (b) there have been no material dealings within the last 12 months between the Association and any NASD member or any person related to or associated with any such member; (c) none of the officers or directors of the Association has any affiliation with the NASD; (d) except as contemplated by this engagement letter with Trident, the Association has no financial or management consulting contracts outstanding with any other person;
(e) the Association has not granted Trident a right of first refusal with respect to the underwriting of any future offering of the Association stock; and
(f) there has been no intermediary between Trident and the Association in connection with the public offering of the Association's shares, and no person is being compensated in any manner for providing such service.

The Association agrees to indemnify and hold harmless Trident and each person, if any, who controls the firm against all losses, claims, damages or liabilities, joint or several and all legal or other expenses reasonably incurred by them in connection with the investigation or defense thereof (collectively, "Losses"), to which they may become subject under the securities laws or under the common law, that arise out of or are based upon the conversion or the engagement hereunder of Trident unless it is determined by final judgment of a court having jurisdiction over the matter that such Losses are primarily a result of an act or omission which constitutes misconduct or negligence by Trident. If the foregoing indemnification is unavailable for any reason, the Association agrees to contribute to such Losses in the proportion that its financial interest in the conversion bears to that of the indemnified parties. If the Agreement is entered into with respect to the common stock to be issued in the conversion, the Agreement will provide for indemnification, which will be in addition to any rights that Trident or any other indemnified party may have at common law or otherwise. The indemnification provision of this paragraph will be superseded by the indemnification provisions of the Agreement entered into by the Association and Trident.

This letter is merely a statement of intent and is not a binding legal agreement except as to paragraph (6) above with regard to the obligation to reimburse Trident for allocable expenses to be incurred prior to the execution of the Agreement and the indemnity described in the preceding paragraph. While Trident and the Association agree in principle to the contents hereof and propose to proceed promptly, and in good faith, to work out the arrangements with respect to the proposed offering, any legal obligations between Trident and the Association shall be only as set forth in a duly executed Agreement. Such Agreement shall be in form and content satisfactory to Trident and the Association, as well as their counsel, and Trident's obligations thereunder shall be subject to, among other things, there being in Trident's opinion no material adverse change in the condition or obligations of the Association or no market conditions which might render the sale of the shares by the Association hereby contemplated inadvisable.

TRIDENT SECURITIES, INC.

Board of Directors
December 27, 1995
Page 4

Please acknowledge your agreement to the foregoing by signing below and returning to Trident one copy of this letter. Trident acknowledges receipt of the advance payment of $10,000.


                                             Yours very truly,
                                             TRIDENT SECURITIES, INC.





                                             BY:/s/William M. Moore, Jr.
                                                ------------------------------
                                                William M. Moore, Jr.
                                                Managing Director

WMM/cd
12-8-1

Agreed and accepted to this 2nd day of January, 1996
                            ---        -------

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF BLOOMINGTON

BY:    /s/Donald L. Fernandes
       ----------------------------
       Don Fernandes
       President

                               LIST OF SERVICES

 .    TRAINING

     .    Employees of First Federal.  Training includes:

          .    Explanation of stock offering and the transaction
          .    Timing of the offering
          .    How to answer questions from customers
          .    Discussion of the informational packet that regulators require all members of First Federal to receive
          .    Explanation of the informational packet and proxy material prior to customers receiving theirs
          .    Two to three in-depth training sessions
          .    Conversion Updates are sent to all employees periodically
               during the stock offering updating them on the proxy solicitation, questions that have come up regarding any mailings, etc.

     .    Management of First Federal. Training includes:

          .    How to answer questions
          .    How to complete stock order forms
          .    How to complete IRA forms
          .    How to complete proxy cards
          .    What can and cannot be said

     .    Branch Managers of First Federal.  Training includes:

          .    Weekly update meetings
          .    How to collect proxy cards and stock order forms
          .    Coordinating the collection and the processing of stock order forms and proxy cards on a daily basis First Federal branches
          .    Cultivation of prospects for the stock offering

     .    Senior Management of First Federal. Training includes:

          .    Cultivation of prospects for the stock offering
          .    What to say and not to say to potential investors
          .    Regular updates on progress of offering and general market conditions
          .    Detailed explanation of what to expect during offering
          .    Explanation of the tax consequences of purchasing stock
               during the offering
          .    Updates on the purchases by the prospects submitted by
               Senior Management

     . Board of Directors of First Federal. Advice includes:

          . Explanation of regulatory procedures of the offering
          . Cultivating prospects for the stock offering
          . Weekly updates on the stock offering and the proxy solicitation
          . Updates regarding the purchases made by the prospects submitted by Board of Directors

 . PROSPECTS

     . Inputting prospects on computer utilizing advanced programs designed by
       Trident specifically for the transaction
     . Deleting duplications of prospect names
     . Several personalized letters mailed to prospects regarding the offering
       (run on Trident's computer system)
     . Follow-up meetings by Trident to those prospects whom the Board and/or
       Management request that Trident call
     . Mailing invitations to prospects inviting them to the investor meetings . Follow-up calls to prospects who have not responded to the RSVP on the investor meeting invitation

 . INVESTOR MEETINGS

     . Trident presentation at community meetings
     . Co-ordinating the location for the investor meetings
     . Printing of invitations
     . Deciding on food and refreshments served at the meetings
     . Set up of presentation room, chairs, podium, screen
     . Assist in putting together slides regarding First Federal and a script for First Federal management
     . Rehearsal of slide show with management prior to the investor meetings . Hand addressing the invitations and name tags

 . STOCK INFORMATION CENTER

     . Answering questions from investors and customers
     . Collecting proxy cards and stock order forms
     . Tallying proxy cards and stock order forms
     . Determining the timing of proxygram(s)
     . Determining the priority of stock orders
     . Explaining the tax consequences
     . Explaining how to purchase stock in an IRA
     . Balancing stock orders each day
     . Providing a weekly report to the transfer agent of who has purchased . Daily report of stock purchases to First Federal's management
     . Balancing with Conversion Agent on daily basis

     . Preparing a final report for transfer agent
     . Restricted stock report for transfer agent
     . Pricing information for public offering (if needed)
     . Registered Broker on site during the stock offering
     . Registered Broker's experience and knowledge regarding the structure, timing and types of questions one can expect from potential investors and customers
     . Oversubscription and processing as needed

 . MARKETING MATERIALS

     . Informational packet and contents
     . Counter cards, lapel stickers, posters, marketing folders
     . Layout and quantities of marketing materials to be used in offices of
       First Federal
     . Distribution of marketing materials to branches
     . Invitations to investor meetings
     . Conversion Updates
     . Name tags for investor meetings
     . Slide show for the investor meetings

 . AFTERMARKET ADVISOR, SUPPORT AND TRAINING

     . Advice on capital planning including branch and whole bank or thrift acquisitions, growth strategies, stock repurchase plans, regular and/or special cash dividends
     . Director debriefing at semi-annual education seminars
     . Annual CEO retreats and brainstorming sessions
     . Stock repurchase in the aftermarket
     . Share repurchase for benefit plans
     . Benefit value analysis
     . Strategies on building shareholder value and remaining independent
     . Merger and acqusition services

                                                                     EXHIBIT B


Christopher J. Zinski
(312) 258-5548
                                 June __, 1996



Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina   27609

        RE: FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF BLOOMINGTON MUTUAL-TO-STOCK CONVERSION
             ---------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to First Federal Savings and Loan Association of Bloomington ("First Federal" or the "Association"), a federally-chartered mutual savings association, in connection with the Association's conversion from the mutual form to the stock form of organization, the concurrent formation of Eagle BancGroup, Inc. ("EBI" or the "Company") as the holding company for First Federal and the issuance and sale of ____________ shares of the Company's authorized but unissued common stock, $0.01 par value (the "Common Stock"), as more fully described in the Company's registration statement on Form S-1, Registration No. 333-2474, as amended by pre-effective amendment no. 1 thereto (the "Registration Statement"), and the related final prospectus dated _________, 1996 (the "Prospectus") in the form first filed under Rule 424(b) under the Securities Act of 1933, as amended (the "Act").

     This opinion is being delivered to you pursuant to Section 7(a) of that certain Sales Agency Agreement, dated May __, 1996, by and among First Federal, EBI and Trident Securities, Inc. ("Trident") (the "Agreement"). Except as specifically defined herein, all capitalized terms used in this letter shall have the meanings given them under the Agreement.

     In connection with this opinion, we have examined the following documents:

     (a)  The executed Agreement;

     (b)  The Registration Statement and Prospectus;

     (c) The Application for Conversion on Form AC and amendment thereto filed with the Office of Thrift Supervision (the "Conversion Application");

     (d)  The Certificate of Incorporation of the Company;

     (e) The Bylaws of the Company, certified by the Secretary of the Company;

     (f)  The proposed Federal Stock Charter of First Federal;

     (g)  The proposed Federal Stock Bylaws of First Federal;

Trident Securities, Inc.
June __, 1996
Page 2


     (h) A certificate of the Secretary of State of Delaware, attesting to the continued existence and good standing of the Company in Delaware;

     (i) Copies of resolutions adopted by the Board of Directors of the Association at meetings held on _______________________ and copies of resolutions adopted by the Board of Directors of the Company at meetings held on ______________; and

     (j)  A specimen certificate of the Common Stock.

We have also examined and relied upon such other documents and instruments, including certificates of public officials, and have made such other investigations and inquiries as we have deemed necessary or appropriate for purposes of this opinion.

     For purposes of this opinion, we have assumed without investigation: (a) the legal capacity of each natural person; (b) the full power and authority of each person, other than EBI and First Federal and their officers, to execute, deliver and perform each document heretofore executed and delivered, and to do each other act heretofore done by such person; (c) the due authorization, execution and delivery by each person, other than EBI and First Federal and their officers, of each document heretofore executed and delivered by such person; (d) the legality, validity, binding effect and enforceability as to each person, other than EBI and First Federal and its officers, of each document heretofore executed and delivered, and of each other act heretofore done by such person; (e) the genuineness of each signature (other than signatures of EBI's or First Federal's officers) on and the completeness of each document submitted to us as an original; (f) the conformity to, and the authenticity of, the original of each document submitted to us as a copy; (g) no modification of any provision of any document, nor waiver of any right or remedy; and (h) no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

     As to the factual basis for those parts of our opinion which are stated to be qualified with the statement "to the best of our knowledge," or "to our knowledge" or words of similar import, we have relied upon, without independent verification, the accuracy of the relevant facts stated in certificates or comparable documents of officers of EBI, First Federal and FFS Investment Services, Inc. (the "Subsidiary") and upon the accuracy of the representations and warranties contained in the Agreement. As to references in our opinion to "pending" matters or to future actions or events, such as references to "will be complied with," or "will have" or words of similar import, we have relied upon, without independent verification, the accuracy of the relevant facts stated in certificates or comparable documents of officers of EBI, First Federal and the Subsidiary. Although we have made no verification of each matter set forth therein, nothing has come to our attention indicating that such reliance by us or by you is not justified.

     As to the opinion in paragraphs (xii) and (xiv), we have not regarded any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Association, as the case may be, or to us, a present intention to initiate such litigation or proceeding.

Trident Securities, Inc.
June __, 1996
Page 3


     On the basis of and subject to the foregoing and the qualifications stated below, we are of the opinion as follows:

          (i) The Company has been duly incorporated, and each of the Company and the Subsidiary is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and the Association is validly existing as a mutual savings association under the laws of the United States without official action having been taken to appoint a conservator or receiver, each with full power and authority to own its properties and conduct its business as described in the Prospectus;

          (ii) each of the Company and the Association has been qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business, as represented to us by appropriate officers of the Company and of the Association, requires such qualification or, if not so qualified and in good standing, failure to so qualify would not have any material adverse effect on the Company and the Association, taken as a whole;

          (iii) the Association is a member of the Federal Home Loan Bank of Chicago, and the deposit accounts of the Association are insured by the Savings Association Insurance Fund up to the applicable limits;

          (iv) the activities of each of the Company, the Association and the Subsidiary, as such activities are described in the Prospectus, are permitted under Delaware, federal and Illinois law, as applicable, and, to the best of our knowledge, the Association does not have any subsidiaries other than the Subsidiary;

          (v) the Plan complies with, and, to our knowledge, the Conversion of the Association from a federally-chartered mutual savings association to a federally-chartered capital stock savings association and the creation of the Company as a holding company for the Association have been effected in all material respects in accordance with the HOLA and the OTS Regulations; to our knowledge, all of the terms, conditions, requirements and provisions with respect to the Plan and the Conversion imposed by the Office, except with respect to the filing or submission of certain required post-Conversion reports or other materials by the Company or the Association, have been complied with by the Company and the Association; and, to our knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Office in approving the Plan;

          (vi) the Company and the Association have authorized Common Stock as set forth in the Registration Statement and the Prospectus, and the description of such Common Stock in the Registration Statement and the Prospectus is accurate in all material respects;

          (vii) the issuance and sale of the Shares have been duly and validly authorized by all necessary corporate action on the part of the Company; the Shares, upon receipt of payment and issuance in accordance with the terms of the Plan and the Agreement, will be validly issued,

Trident Securities, Inc.
June __, 1996
Page 4


     fully paid, nonassessable and, except as disclosed in the Prospectus, free of preemptive rights, and good title thereto shall be transferred by the Company free and clear of all claims, encumbrances, security interests and liens created by the Company;

          (viii) the certificates for the Shares are in proper form and comply in all material respects with applicable Delaware law;

          (ix) the issuance and sale of the capital stock of the Association to the Company have been duly authorized by all necessary corporate action of the Association and the Company and have received the conditional approval of the Office, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and owned of record and, to the knowledge of such counsel, beneficially by the Company;

          (x) subject to the satisfaction of the post-Conversion conditions to the Office's approval of the Conversion Application, no further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of the Agreement, and the issuance of the Shares and consummation of the Conversion, except with respect to the issuance to the Association of the Stock Charter by the Office, the filing or submission of certain required post-Conversion reports or other material by the Company or the Association and as may be required under the securities laws of various jurisdictions;

          (xi) the execution and delivery of the Agreement and the consummation of the Conversion have been duly and validly authorized by all necessary corporate action on the part of each of the Company and the Association; and the Agreement is a legal, valid and binding obligation of each of the Company and the Association, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC or savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 of the Agreement may be unenforceable as against public policy or pursuant to Section 23A of the Federal Reserve Act, as to which no opinion is expressed hereby);

          (xii) to the best of our knowledge, there are no material legal or governmental proceedings pending or threatened against or involving the assets of the Company, the Association or the Subsidiary;

          (xiii) the statements in the Prospectus and incorporated by reference in the Proxy Statement under the captions "Business of the Association--Lending Activities," "Supervision and Regulation," "Federal and State Taxation," "Dividend Policy," "Restrictions on Acquisition of the Holding Company," and "Description of Capital Stock," insofar as they are, or

Trident Securities, Inc.
June __, 1996
Page 5


     refer to, statements of law or legal conclusions (excluding financial data included therein, as to which no opinion is expressed hereby), have been prepared or reviewed by us and are correct in all material respects;

          (xiv) the Form AC has been conditionally approved by the Office, and the Prospectus and Proxy Statement have been authorized for use by the Office; the Registration Statement and any post-effective amendment thereto has been declared effective by the Commission; except as to any necessary qualifications or registration under the securities laws of the jurisdictions in which the Shares were offered, no further approval of any governmental authority is required for the issuance and sale of the Shares (subject to the satisfaction of various post-Conversion conditions imposed by the Office in connection with its approval of the Conversion Application), and, to our knowledge, no proceedings are pending by or before the Commission or Office seeking to revoke or rescind the orders declaring the Registration Statement effective or approving the Conversion Application, nor are such proceedings contemplated or threatened;

          (xv) the execution and delivery of the Agreement and the consummation of the Conversion by the Company and the Association do not conflict with or result in a breach of the certificate of incorporation or charter or bylaws of the Company or the Association (in either mutual or stock form), or constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Association pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation of which we have knowledge to which the Company or the Association is a party or violate any federal governmental license or permit related to the activities of the Association or the Company as a federally chartered savings association or holding company thereof, respectively, or enforceable published law, administrative regulation or order, or any court order, writ, injunction or decree of which we have knowledge (subject to the satisfaction of certain post-Conversion conditions imposed by the Office in connection with its approval of the Conversion Application), which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company, the Association and the Subsidiary taken as a whole;

          (xvi) to our knowledge, there has been no breach of any provision of the Company's or the Association's certificate of incorporation or charter or bylaws or breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Association or the Subsidiary is a party or by which any of them or any of their respective assets or properties may be bound, or any federal governmental license or permit related to the activities of the Association, the Company or the Subsidiary as a federally chartered savings association or holding company or subsidiary thereof, respectively, which would have a material adverse effect on the condition (financial or

Trident Securities, Inc.
June __, 1996
Page 6


     otherwise), operations, business, assets or properties of the Company, the Association and the Subsidiary taken as a whole;

          (xvii) the Registration Statement and the Prospectus, in each case as amended or supplemented, if so amended or supplemented, comply as to form in all material respects with the requirements of the Securities Act and the SEC Regulations (except as to information with respect to Trident included therein and financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal, included therein, as to which an opinion is not expressed); the Conversion Application, the Prospectus and the Proxy Statement, in each case as amended or supplemented, if so amended or supplemented, comply as to form in all material respects with the requirements of the HOLA and the OTS Regulations (except as to information with respect to Trident included therein and financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal, included therein, as to which an opinion is not expressed); and to our knowledge, all documents and exhibits required to be filed with the Conversion Application and the Registration Statement have been so filed and the descriptions in the Conversion Application and the Registration Statement of such documents and exhibits are accurate in all material respects; and

          (xviii) to the best of our knowledge, each of the Company, the Association and the Subsidiary has obtained all federal licenses, permits and other governmental authorizations related to the activities of the Association, the Company or the Subsidiary as a federally chartered savings association or holding company or subsidiary thereof, respectively, currently required for the conduct of its business as such business is described in the Prospectus, all such federal licenses, permits and other governmental authorizations are in full force and effect and the Company, the Association and the Subsidiary are in all material respects complying therewith, except where the failure to hold such licenses, permits or governmental authorizations or the failure to so comply would not have a material adverse effect on the Company, the Association and the Subsidiary, taken as a whole.

     This opinion is being furnished to you solely for your benefit pursuant to
Section 7(a) of the Agreement. It may not be relied upon by, nor a copy of it delivered to any other party, without our prior written consent. This opinion is based upon the law and our knowledge of the facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

Trident Securities, Inc.
June __, 1996
Page 7


     The foregoing opinions are limited to the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the law of any other jurisdiction.

                                    Very truly yours,

                                    SCHIFF HARDIN & WAITE


                                    By: ____________________________________
                                         Christopher J. Zinski

                                                                 EXHIBIT C



                            [LOCAL COUNSEL OPINION]


                                    June __, 1996



Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina   27609

          RE: FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF BLOOMINGTON MUTUAL-TO-STOCK CONVERSION
               ---------------------------------------------------------

Ladies and Gentlemen:

     We act as legal counsel to First Federal Savings and Loan Association of Bloomington ("First Federal" or the "Association"), a federally-chartered mutual savings association, which is in the process of converting from the mutual form to the stock form of organization, concurrently forming Eagle BancGroup, Inc. ("EBI" or the "Company") as the holding company for First Federal and issuing and selling ____________ shares of the Company's authorized but unissued common stock, $0.01 par value (the "Common Stock"), as more fully described in the Company's registration statement on Form S-1, Registration No. 333-2474, as amended by pre-effective amendment no. 1 thereto (the "Registration Statement"), and the related final prospectus dated _________, 1996 (the "Prospectus") in the form first filed under Rule 424(b) under the Securities Act of 1933, as amended (the "Act").

     This opinion is being delivered to you pursuant to Section 7(a) of that certain Sales Agency Agreement, dated May __, 1996, by and among First Federal, EBI and Trident Securities, Inc. ("Trident") (the "Agreement"). Except as specifically defined herein, all capitalized terms used in this letter shall have the meanings given them under the Agreement.

     In connection with this opinion, we have examined the following documents:

     (a)  The executed Agreement;

     (b)  The Registration Statement and Prospectus;

     (c) The Application for Conversion on Form AC and amendment thereto filed with the Office of Thrift Supervision (the "Conversion Application");

     (d) The Certificate of Incorporation of FFS Investment Services, Inc. (the Subsidiary"); and

     (e)  The Bylaws of the Subsidiary.


We have also examined and relied upon such other documents and instruments, including certificates of

Trident Securities, Inc.
May __, 1996
Page 2


public officials, and have made such other investigations and inquiries as we have deemed necessary or appropriate for purposes of this opinion.

     For purposes of this opinion, we have assumed without investigation: (a) the legal capacity of each natural person; (b) the full power and authority of each person, other than the Association and Subsidiary and their officers, to execute, deliver and perform each document heretofore executed and delivered, and to do each other act heretofore done by such person; (c) the due authorization, execution and delivery by each person, other than the Association and Subsidiary and their officers, of each document heretofore executed and delivered by such person; (d) the legality, validity, binding effect and enforceability as to each person, other than the Association and Subsidiary and their officers, of each document heretofore executed and delivered, and of each other act heretofore done by such person; (e) the genuineness of each signature (other than signatures of the Association's and Subsidiary's officers) on and the completeness of each document submitted to us as an original; (f) the conformity to, and the authenticity of, the original of each document submitted to us as a copy; (g) no modification of any provision of any document, nor waiver of any right or remedy; and (h) no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

     As to the factual basis for those parts of our opinion which are stated to be qualified with the statement "to the best of our knowledge," or "to our knowledge" or words of similar import, we have relied upon, without independent verification, the accuracy of the relevant facts stated in certificates or comparable documents of officers of the Association and Subsidiary and upon the accuracy of the representations and warranties contained in the Agreement. As to references in our opinion to "pending" matters or to future actions or events, such as references to "will be complied with," or "will have" or words of similar import, we have relied upon, without independent verification, the accuracy of the relevant facts stated in certificates or comparable documents of officers of the Association and Subsidiary. Although we have made no verification of each matter set forth therein, nothing has come to our attention indicating that such reliance by us or by you is not justified.

     As to the opinion in paragraph (iii), we have not regarded any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Subsidiary, or to us, a present intention to initiate such litigation or proceeding.

     On the basis of and subject to the foregoing and the qualifications stated below, we are of the opinion as follows:

          (i) the Subsidiary has been qualified to do business and, to our knowledge, is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification or, if not so qualified and in good standing, failure to so qualify would not have any material adverse effect on the Company, the Association and the Subsidiary, taken as a whole;

          (ii) to the best of our knowledge, each of the Association and the Subsidiary has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business as such business is described in the Prospectus, all such licenses, permits and other governmental authorizations are in full force and effect and the Association and the Subsidiary are in all material respects complying therewith, except where the failure to hold such

Trident Securities, Inc.
May __, 1996
Page 3


     licenses, permits or governmental authorizations or the failure to so comply would not have a material adverse effect on the Company, the Association and the Subsidiary, taken as a whole;

          (iii) the execution and delivery of the Agreement and the consummation of the Conversion by the Company and the Association do not conflict with or result in a breach of the articles of incorporation or bylaws of the Subsidiary, or, to the best of our knowledge, constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Association or the Subsidiary pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Association or the Subsidiary is a party or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain post-Conversion conditions imposed by the Office in connection with its approval of the Conversion Application), which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company, the Association and the Subsidiary taken as a whole;

          (iv) to the best of our knowledge, there has been no (a) material breach of any provision of the Subsidiary's articles of incorporation or bylaws or (b) breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Association, or the Subsidiary is a party or by which any of them or their assets or properties may be bound or
     (c) violation of any governmental license or permit or (d) violation of any enforceable published law, administrative regulation or order, or court order, writ, injunction or decree by the Company, the Association or the Subsidiary, which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company, the Association and the Subsidiary taken as a whole.

     This opinion is being furnished to you solely for your benefit pursuant to
Section 7(a) of the Agreement. It may not be relied upon by, nor a copy of it delivered to any other party, without our prior written consent. This opinion is based upon the law and our knowledge of the facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

     The foregoing opinions are limited to the State of Illinois (except that opinion (iv)(d) is rendered under the laws of the State of Illinois and applicable federal law), and we express no opinion with respect to the law of any other jurisdiction.

                                      Very truly yours,

Trident Securities, Inc.
May __, 1996
Page 1


                                   Exhibit D


                                                                  EXHIBIT D

Christopher J. Zinski
(312) 258-5548

                                 June __, 1996



Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina   27609

        RE: FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF BLOOMINGTON MUTUAL-TO-STOCK CONVERSION
             ---------------------------------------------------------

Ladies and Gentlemen:

     We have served as special counsel to First Federal Savings and Loan Association of Bloomington ("First Federal" or the "Association") in connection with the Association's conversion from the mutual form to the stock form of organization, the concurrent formation of Eagle BancGroup, Inc. ("EBI" or the "Company") as the holding company for First Federal and the issuance and sale of ___________ shares of the Company's authorized but unissued common stock, $0.01 par value (the "Common Stock").

     This letter is delivered to you pursuant to Section 7(b) of that certain Sales Agency Agreement, dated May __, 1996, by and among First Federal, EBI and Trident Securities, Inc. ("Trident") (the "Agreement"). Except as specifically defined herein, all capitalized terms used in this letter shall have the meanings given them under the Agreement.

     In connection with the preparation of the S-1 Registration Statement of EBI (Registration No. 333-2474), including the Prospectus contained therein, filed with the Securities and Exchange Commission (the "Commission") on March 18, 1996, and amendment thereto (the "Registration Statement") and the Application for Conversion filed with the Office of Thrift Supervision (the "Office") on March 18, 1996, and amendment thereto (the "Conversion Application"), we have examined various documents and other papers and participated in conferences or discussions with representatives of First Federal, in which conferences and discussions the contents of the Registration Statement and related matters were discussed. We have also examined the certificates and other documents delivered at the closing.

     We have not certified, and are not hereby passing upon and do not hereby assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement; and we have not made an independent investigation of facts for the purpose of rendering this letter. We confirm, however, that in the course of our examination and during the conferences referred to above, no facts came to our attention that lead us to believe that the Conversion Application or the Registration Statement (except as to information with respect to Trident contained therein and financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein), at the time each became effective and at the time any post-effective amendment thereto became effective or on the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, or that the Prospectus, as amended or supplemented, if amended or supplemented (except as to information with respect to Trident contained therein and except as to financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein), at the time the Registration Statement became effective or at the time the Prospectus and any amendment or supplement to the Prospectus was filed with the Commission or the Office or transmitted to the Commission or the Office for filing or on the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     This letter is being furnished to you solely for your benefit pursuant to
Section 7(b) of the Agreement. It may not be relied upon by, nor a copy of it delivered to any other party, without our prior written consent. This letter is based upon the law and our knowledge of the facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

                                 Very truly yours,

                                 SCHIFF HARDIN & WAITE


                                 By: ____________________________________
                                       Christopher J. Zinski